Exhibit 10.1

      COMPENSATION & SUBSCRIPTION AGREEMENT

THE SECURITIES BEING ACQUIRED BY YOU HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

     This Compensation & Subscription Agreement is entered for the purpose of you, _________________Inc., (“You”) acquiring _____________ shares of the common stock (the "Securities") of Disaboom, Inc. a Colorado corporation (“Disaboom”) from Disaboom which such Securities being issued to You in lieu of receiving a portion of the salary due and owing.

     A.      Notwithstanding any other agreement between the parties, ____________ agrees that in lieu of receiving $_____ of his or her salary (the “Compensation”) for the period ending ___________, 2009 he or she will be issued __________ shares of restricted Company common stock. You agree and acknowledge that the shares of restricted common stock represent the full and complete payment for the Compensation you have elected to receive in the form of restricted stock. Upon issuance of the Securities You agree and acknowledge that the Compensation has been paid in full and no amount is due and owing from Disaboom.

     B.      In connection with your acquisition of the Securities, you represent and warrant to Disaboom as follows:

a.          You have been provided, and have reviewed all available reports filed by Disaboom pursuant to the Securities Exchange Act of 1934, including (without limitation) Disaboom' annual report on Form 10-K for the most recently-completed fiscal year and all Forms 10-Q for the quarters subsequent to the end of the most recent fiscal year, and such other information as you may have requested of Disaboom regarding its business, operations, management, and financial condition (all of which is referred to herein as the "Available Information").

b.          You have consulted with such advisors with regard to the advisability of this transaction to the extent you have deemed such consultation to be appropriate. You acknowledge that Disaboom has advised you that it recommends that you obtain such advice and consultation.

c.          You are aware that the Securities are not being registered under the Securities Act of 1933, as amended (the “1933Act”). You understand that the Securities are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. You understand that You may be required to bear the economic risk of this investment for an indefinite period of time and the Securities cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

d.          You acknowledge that an investment in Disaboom constitutes a high degree of risk, and there can be no assurance that any portion of your investment will be returned to you at any time. By executing this Subscription Agreement, you acknowledge that you understand the risks involved (including those risks identified in Disaboom’s annual and quarterly reports filed with the Securities and Exchange Commission) and are willing and able to withstand the possible complete loss of your investment.

e.          You understand that the future conduct of Disaboom’s business is dependent upon a number of factors and there is no assurance that Disaboom will be able to conduct its operations as contemplated in this agreement or in any other information given to you.

f.          The Securities are being acquired by you for your own account and not on behalf of any other person or entity. Your present financial condition is such that it is unlikely that it would be necessary for you to dispose of any portion of the Securities in the foreseeable future.

g.          You understand that the Securities being acquired hereby have not been registered under the 1933 Act or any state or foreign securities laws, and are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the 1933 Act and applicable state statutes, and consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that Disaboom will cause its stock transfer records to note such restrictions.

h.          By your signature below, you acknowledge and understand that Disaboom is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

     C.     This Subscription Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

     D.     You acknowledge that the issuance to you of these shares will result in tax consequences to you personally, and that you have reviewed these potential tax consequences with your personal advisors to the extent you have deemed such to be appropriate or necessary. You acknowledge and agree that Disaboom has, at your request, made no withholding whatsoever with respect to these shares for the payment of taxes. As such, you will be solely responsible for the payment of any and all taxes and fees that may result from your acceptance of these shares.

     E.     The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

Disaboom, Inc.                                                                                              Employee

By ___________________________                                                            ____________________________

Date: _________________________                                                   Date: ____________________________